Exhibit 99.1



FOR IMMEDIATE RELEASE


                     LIN Television Corporation Announces
                  Stockholders Approval of Merger Transaction



          Providence,  R.I., January  7,  1998.   LIN  Television  Corporation

announced  that at  a special  meeting  held today,  the  stockholders of  LIN adopted and approved  the previously announced merger agreement among  LIN and

affiliates of Hicks,  Muse, Tate & Furst Incorporated.   The closing under the

merger agreement is subject to a  number of conditions, including the  receipt of approval from the Federal Communications Commission.

          LIN  Television  Corporation   owns  and  operates  eight   network-

affiliated  stations, and has Local Marketing Agreements with stations in four of its eight markets, as follows:



      Market         Station     DMA    Channel   Network         LMA
      ------         -------     ---    -------   -------         ---

 Dallas-Fort Worth     KXAS      #8        5        NBC       KXTX/39/Ind

 Indianapolis          WISH      #25       8        CBS

 New Haven-            WTNH      #27       8        ABC        WBNE/59/WB
 Hartford
 Norfolk-              WAVY      #39      10        NBC      WVBT/43/WB-FOX
 Portsmouth

 Buffalo               WIVB      #40       4        CBS

 Austin                KXAN      #60      36        NBC        KNVA/54/WB
 Decatur               WAND      #81      17        ABC

 Fort Wayne            WANE     #102      15        CBS

Contacts:

     LIN Television Corporation               The Abernathy MacGregor Group
     Deb Jacobson                             Rob Lerner
     Vice President & Treasurer               (212) 371-5999
     (401) 457-9403